Exhibit 10.24

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE dated August 12, 2008 for reference purposes is to be attached to and made a part of the Lease Agreement (“Lease”) dated February 8, 2008, and as amended by FIRST AMENDMENT TO LEASE dated April 30 2008 by and between BK PINNACLE IV, LLC, a Kansas limited liability company and BK PROPERTIES, LLC, a Missouri limited liability company, as tenants in common (“Lessor”), and MHM RESOURCES, LLC, a Delaware Limited Liability Corporation (a wholly owned subsidiary of Wage Works, Inc., a Delaware Corporation) hereinafter referred to as (“Lessee”).

WHEREAS, by the Lease and First Amendment to Lease, Lessor leased to Lessee the premises known as Suite 300 located in the Pinnacle Corporate Centre IV, 4200 West 115th St, Leawood, Kansas (the “Building”).

WHEREAS, the Parties have deemed it necessary to amend said Lease to adjust the monthly payments in accordance with Paragraph 3 and Paragraph 12.3.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and found in the other documents hereinbefore referred to, Lessor and Lessee hereby agree that the following terms and conditions shall be amended as noted herein.

Paragraph 3, entitled “BASE RENTAL”: In accordance with Paragraph 3 of the Lease Agreement, the new base monthly rental for the Premises commencing July 1, 2008 and continuing until June 30, 2013, shall be as follows:

Time Period	Rent per Square Foot		Monthly Base Rent		Additional Construction Allowance	Total Monthly Rent

7/1/08 – 6/30/09	N/A	*	$37,780.38	*	$2,481.59	$40,261.97

7/1/09-6/30/11	$25.50		$43,447.75		$2,481.59	$45,929.34

7/1/11 – 6/30/13	$26.00		$44,299.67		$2,481.59	$46,781.26

*	Based upon negotiated rates for months 1-12. The Base Rental includes operating expenses other than those adjustments described in Section 3.2.

Paragraph 12.3, entitled “CONSTRUCTION OF IMPROVEMENTS”: In accordance with Paragraph 12.3 of the Lease Agreement, Lessee has elected to use “Additional Construction Allowance” of Fifteen Dollars ($15.00) per rentable square foot for a total of Two Hundred Ninety-Six Thousand Six Hundred Eighty-Five Dollars ($296,685.00). Lessee shall pay, in addition to Base Rental, a monthly payment of

$2,481.59 to Lessor for the remainder of the Lease Term which is shown as setforth in Paragraph 3 herein.

Except as modified above, all of the terms and conditions of the Lease shall remain in full force and effect.

LESSOR:		LESSEE:

BK PINNACLE IV, LLC, a Kansas Limited Liability Company and BK PROPERTIES, LLC a Missouri Limited Liability Company, as tenants in common		MHM RESOURCES, LLC, a Delaware Limited Liability Company

By	BLOCK & COMPANY, INC.,REALTORS,	By:	/s/ Kathleen McElwee
as Agent

By:	/s/ Kenneth G. Block
	Kenneth G. Block		Date: 8/11/08 Time: 2 15
Principal
Date: 8/12/08 Time: 3:00 PM			Witness/Attest:	/s/ Illegible

Witness:	/s/ Illegible